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                                   EXHIBIT 11



V-TWIN ACQUISITIONS, INC.
COMPUTATION OF EARNINGS PER COMMON SHARE
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999



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                                                                           2000          1999
----------------------------------------------------------------------------------------------------
SHARES OUTSTANDING.........................................              4,127,833      3,700,000
WEIGHTED AVERAGE SHARES OUTSTANDING........................              4,127,833      3,650,000
NET INCOME (LOSS)...........................................            $ (531,960)    $  (91,892)
TOTAL NET INCOME (LOSS) AVAILABLE FOR COMMON STOCKHOLDERS'              $ (531,960)    $  (91,892)
                                                                        ===========    ===========

BASIC AND DILUTED LOSS PER SHARE:
LOSS PER SHARE                                                              $(0.13)        $(0.02)
                                                                            -------        -------



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